
SCANA CORPORATION
PROFORMA  CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2000
(unaudited)
(Dollars in millions)


                                                                              Maximum                  Additional
                                        SCANA                    SCANA       Financing                 Financing          Pro Forma
                                       w/o PSNC    PSNC        Per 10-Q     Adjustments    Pro Forma   Adjustments       as adjusted
                                       --------  --------    -----------    -----------    ---------   -----------       -----------

Assets

Utility Plant, Net                      $3,899      $981         $4,880                    $4,880                           $4,880
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Nonutility Property and Investments
 (net of accumulated depreciation)         822        33           $855                       855                              855
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Current Assets:
 Cash and temporary cash investments       130        12            142           888(5)    1,030              499(9)        1,529

   Other current assets                    525       106            631                       631                              631
                                       --------  --------    -----------    ----------     -------     ------------      ----------
Total Current Assets                       655       118            773           888       1,661              499           2,160

Deferred Debits                            597        23            620            47(5)      667               16(9)          683
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Total                                   $5,973    $1,155         $7,128          $935      $8,063             $515          $8,578
                                       ========  ========    ===========    ==========     =======     ============      ==========

Capitalization and Liabilities
Stockholders' Investment:
 Common stock, shares issued              $542      $705         $1,247                    $1,247              200(9)       $1,447
 and outstanding; Retained Earnings        824       (3)            821                       821                              821

                                                             -----------    ----------     -------     ------------      ----------
  Common Equity                                                  $2,068            $0      $2,068             $200          $2,268

  Preferred Stock (Not subject to          106         0            106                       106                              106
  sinking fund requirements)           --------  --------    -----------    ----------     -------     ------------      ----------
Total Stockholders' Investment           1,472       702          2,174             0       2,174              200           2,374
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Preferred Stock (Subject to
  sinking fund requirements)                11         0             11                        11                               11
SCE&G - Obligated Manditorily
  Redeemable Preferred Securities
  of SCE&G's Subsidiary Trust,
  SCE&G Trust I, holding solely
  $50 million principal amount
  of the 7.55% Junior Subordinated
  Debentures of SCE&G, due 2027             50         0             50                        50                               50


Long-Term Debt, net                      2,709       151          2,860           935(5)    3,795              315(9)        4,110
                                       --------  --------    -----------    ----------     -------     ------------      ----------
Total Capitalization                     4,242       853          5,095           935       6,030              515           6,545
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Current Liabilities                        512       198            710                       710                              710

Deferred Credits                         1,219       104          1,323                     1,323                            1,323
                                       --------  --------    -----------    ----------     -------     ------------      ----------

Total                                   $5,973    $1,155         $7,128          $935      $8,063             $515          $8,578
                                       ========  ========    ===========    ==========     =======    ============       ==========



SCANA CORPORATION
PRO FORMA CONDENSED STATEMENT OF INCOME
TWELVE MONTHS ENDED September 30, 2000
(unaudited)
(Dollars in millions, except per share amounts)


                                       SCANA         PSNC        SCANA    Annualize Pro Forma    Maximum    Additional
                                     3 months      3 months     9 months   Merger   12 months   Financing   Financing     Pro Forma
                                   end 12/31/99  end 12/31/99 end 9/30/00 effects  end 9/30/00 Adjustments  Adjustments  as adjusted
                                   -------------------------------------------------------------------------------------------------
                                                                          Increase               Increase    Increase
                                                                         (Decrease)             (Decrease)  (Decrease)

Operating Revenues................     $ 539          $ 81      $ 2,300               $2,920                                $2,920
                                     --------      --------     --------   ------    --------   --------    ----------    ----------

Operating Expenses:
  Operating Expenses..............       436            61        1,721        4(1)    2,222                                 2,222
  Depreciation and amortization...        42             7          162        0(3)      211          5(6)         2(10)       218

                                     --------      --------     --------   ------    --------   --------    ----------    ----------
Total Operating Expenses                 478            68        1,883        4       2,433          5            2         2,440

Operating Income..................        61            13          417       (4)        487         (5)          (2)          480
Other Income......................        62             1           29                   92                                    92
                                     --------      --------     --------   ------    --------   --------    ----------    ----------

Income Before Interest Charges,
  Income Taxes  and Preferred
  Stock Dividends.................       123            14          446       (4)        579         (5)          (2)          572
Interest Charges, Net.............        37             5          167       13(2)      222         70(7)        24(11)       316
                                     --------      --------     --------   ------    --------   --------    ----------    ----------

Income Before Income Taxes
  and Preferred Stock Dividends           86             9          279      (17)        357        (75)         (26)          256
Income Taxes                              32             4          108       (5)(4)     139        (29)(8)      (10)(12)      100
                                     --------      --------     --------   ------    --------   --------    ----------    ----------

Income Before Preferred Dividend
  Requirements on Mandatorily
  Redeemable Preferred Securities.        54             5          171      (12)        218        (46)         (16)          156

Preferred Dividend Requirement
  of SCE&G - Obligated Mandatorily
  Redeemable Preferred Securities.         1             0            3                    4          0                          4
                                     ---------     --------     --------   ------    -------- - ---------   ----------    ----------

Income Before Preferred Stock
  Cash Dividends of Subsidiary....        53             5          168      (12)        214        (46)         (16)          152
Preferred Stock Cash Dividends
  of Subsidiary (At Stated Rates).         2             0            6                    8          0                          8
                                     --------      --------     --------   ------    --------   --------    ----------    ----------
Income Before Cumulative
  Effect of Accounting Change             51             5          162      (12)        206        (46)         (16)          144
Cumulative Effect of
  Accounting Change                        0             0           29                   29          0                         29
                                     --------      --------     --------   ------    --------   --------    ----------    ----------

Net Income........................      $ 51           $ 5        $ 191    $ (12)     $  235    $   (46)     $   (16)      $   173
                                     ========      ========     ========   ======    ========   ========    ==========    ==========

Weighted Average Common
  Shares Outstanding (millions)...                                                     104.3      104.3         104.3        104.3
Basic and Diluted Earnings Per
  Share Before Cumulative
  Effect of Accounting Change.....                                                    $ 1.97    $ (0.44)     $ (0.15)      $  1.37
Cumulative Effect of Accounting
  Change                                                                              $ 0.28    $ -          $   -         $  0.28
Basic and Diluted Earnings
  Per Share.......................                                                    $ 2.25    $ (0.44)     $ (0.15)      $  1.66


                          NOTES TO PRO FORMA CONDENSED
                              FINANCIAL STATEMENTS

     These Pro Forma Condensed Financial Statements are presented for the purpose of (a) providing a Statement of Income on a twelve month basis as of September 30, 2000 as if SCANA's acquisition of PSNC was effective October 1, 1999; (b) providing the adjustments that would be required if the current financing authority authorized by the Commission were fully utilized; and (c) providing the adjustments required if the current request for increased financing authority were granted and subsequently fully utilized. The entries below assume that all future financings are in the form of long-term debt.

1. To amortize the PSNC acquisition adjustment for the 3 months October 1, 1999 through December 31, 1999.

2. To record interest expense on merger debt of $700 million for the 3 months October 1, 1999 through December 31, 1999 at a rate of 7.3%.

3. To amortize debt issue costs of $0.9 million for the 3 months October 1, 1999 through December 31, 1999.

4. To record the tax effect of Notes 2 and 3 at an assumed effective rate of 39%.

     Note 2.     Tax effect of $12,775,000 = $4,982,250
     Note 3.     Tax effect of $75,000 = $29,250

5. To record increased debt of $935 million to reflect the maximum amount originally authorized by the PUCHA order of February 2000 (computed as follows), assuming issue costs of 5%.

           Current financing authority                    $ 1,935 million
           Debt issued to finance acquisition                 700 million
           Debt issued for other purposes                     300 million
           Remaining financing authority                    $ 935 million

6.   To amortize debt issue costs of $46.75 million over a 10 year period.

7. To record interest expense on increased debt ($935 million) at an assumed rate of 7.50%.

8. To record the tax effect of Notes 6 and 7 at an assumed effective rate of 39%.

     Note 6.     Tax effect of $4,675,000 = $1,823,250
     Note 7.     Tax effect of $70,125,000 = $27,348,750

9. To record increased common stock of $200 million and debt of $315 million to reflect authorization requested in this U-1 (computed as follows), assuming issue costs of 5%.

           Current financing authority                    $ 1,935 million
           Additional authority requested                     515 million
           Authority if request approved                  $ 2,450 million

10.  To amortize debt issue costs of $15.75 million over a 10 year period.

11. To record interest expense on increase debt ($315 million) at an assumed rate of 7.50%.

12. To record the tax effect of Notes 10 and 11 at an assumed effective rate of 39%.
     Note 10.    Tax effect of $1,575,000 = $614,250
     Note 11.    Tax effect of $23,625,000 = $9,213,750